EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-80301, 333-16205, 333-37138, 333-40276,
333-47033, 333-71151, and 333-82752) of PAREXEL International Corporation of our report dated August 14, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 24, 2002